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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Equity Incentive Plan and the 1991 Employee Stock Purchase Plan of COR Therapeutics, Inc. of our report dated January 23, 1997, with respect to the financial statements and schedules of COR Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP
                             ---------------------



Palo Alto, California
July 17, 1997